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                                                                EXHIBIT 99.11(A)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders of
SoGen International Funds, Inc.

  We consent to the use of our report dated May 16, 1997 for the SoGen Interna-tional Fund, Inc. incorporated herein by reference in this registration state-ment on Form N-1A and to the references to our Firm under the headings "Finan-cial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                          KPMG Peat Marwick LLP

New York, New York
July 18, 1997